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                                                                    EXHIBIT 10.6

Quinton Cardiology Systems, Inc.
Management Incentive Plan - 2005

      - Eligibility - Sr. Management, Directors, Managers & Selected Key Contributors

      - Funding - Bonus pool funded through accrual of 7.5% of consolidated pretax income; 25% of pretax income after budget is met; Compensation Committee may approve additional funding in its discretion

      - Minimum Profitability - No bonuses unless Quinton achieves at least 80% of budgeted pretax income

      -     Target Payout - Up to 10% of salary

      - Stretch Target - Up to 15% of salary (10% target plus 5% additional), based on consolidated pre-tax income/bonus pool availability

      -     Formula for Payout:

            - Managers/Directors - 40% of target (4% of salary) based on personal objectives set by supervisor

            - Remainder based on bonus pool, divided among participants in proportion to salary (deducting personal objective payouts first)

            - Total payouts limited to bonus accrual, so if "earned" bonus amounts based on individual objectives exceed total accrual amount, payouts are reduced ratably in proportion to shortfall

            - Pro-rated for partial year participation. Must be employed at time of payout to be eligible (est. March '06).

            - Subject to change at any time in the sole determination of the Compensation Committee of the Board of Directors.

            - Payout based on audited results, within 30 days of 2005 earnings release.

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Quinton Cardiology Systems, Inc.
Management Incentive Plan - 2005
Addendum for Senior Executives

      -     Eligibility - Named Senior Executives

      - Funding - Bonus pool funded through accrual of 3% of consolidated pretax income; 25% of pretax income after budget is met; Compensation Committee may approve additional funding in its discretion

      - No bonuses unless Quinton earns at least 80% of budgeted pretax income

      - Payout - Up to 50% of salary, including amounts paid out under the general MIP plan

      -     Formula for Payout:

            - Payout amounts determined by dividing bonus pool among participants in proportion to salary up to a cap of 50% of salary (including payouts from regular MIP plan first)

            - Pro-rated for partial year participation. Must be employed at time of payment to be eligible (est. March '06).

            - Subject to change at any time in the sole determination of the Compensation Committee of the Board of Directors.

            - Payout based on audited results, within 30 days of 2005 earnings release.

Quinton Cardiology Systems, Inc.
Management Incentive Plan - 2005

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Senior Executives Participating in the MIP Program

Darryl Lustig, VP Primary Care
Allan Criss, VP Acute Care

Senior Executives Participating in Senior Management MIP Program

John Hinson, CEO
Mike Matysik, CFO
Dave Hadley, VP Research
Atul Jhalani, VP Marketing
Feroze Motafram, VP Operations
Brian Lee, VP Engineering